SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  April 28, 1997
                                                  ------------------------------




                               CHIC BY H.I.S, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




    Delaware                         1-11722                        13-3494627
--------------------------------------------------------------------------------
 (State or other                   (Commission                     (IRS Employer
  jurisdiction                     File Number)              Identification No.)
of incorporation)





 1372 Broadway
 New York, New York                                                    10018
--------------------------------------------------------------------------------
 (Address of principal executive offices)                            (Zip Code)




Registrant's telephone number, including area code:        (212) 302-6400
                                                     ---------------------------



                                 Not applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


                                     Page 1
                      This document consists of 7 pages.
           The exhibit index is contained on page 4 of this document.

Item 5.     Other Events.
            ------------

            On April 28, 1997, Chic by H.I.S, Inc. (the "Company") issued a press release announcing that it had executed an underwriting agreement in connection with an initial public offering that will result in the sale by the Company of 1,920,000 shares of common stock of its wholly owned German subsidiary, H.I.S. sportswear AG, and that it had granted the managing underwriter in connection with such offering an option to purchase up to an additional 200,000 shares to cover over-allotments, if any. A copy of the press release is attached hereto as Exhibit 99.


Item 7.     Financial Statements and Exhibits.
            ---------------------------------

      (a)   Financial statements of businesses acquired.

                  Not Applicable.

      (b)   Pro forma financial information.

                  Not Applicable.

      (c)   Exhibits.

            99 Press Release, dated April 28, 1997, announcing the execution of the Underwriting Agreement.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              CHIC BY H.I.S, INC.



                              By  /s/ Burton M. Rosenberg
                                 ----------------------------------
                               Burton M. Rosenberg
                               Chairman and Chief Executive Officer


Dated:  April 29, 1997

                                  EXHIBIT INDEX



                                                         Sequentially
Exhibit                                                  Numbered
Number           Exhibit                                 Page
------           -------                                 ----
99               Press Release, dated April 28, 1997,     5
                 announcing the execution of the
                 Underwriting Agreement.